Exhibit 16

August 5, 2005

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, DC 20549

Commissioners:

We have read the statements made by The Southern Community Bancorp Employees’ Savings and Profit Sharing Plan (the “Plan”) (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Plan’s Form 8-K report dated August 5, 2005. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/    HACKER, JOHNSON & SMITH PA